Exhibit 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The Carbide/Graphite Group, Inc. Savings Investment Plan on Form S-8, of our report dated June 19, 1997 on our audits of the financial statements of The Carbide/Graphite Group, Inc. Savings Investment Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, included in this Annual Report on Form 11-K.


                                             /s/  Coopers & Lybrand L.L.P.

Pittsburgh, Pennsylvania
June 24, 1998